                                                                    EXHIBIT 10.6

                   SOURCE AND OBJECT CODE LICENSE AGREEMENT

This Source and Object Code License Agreement (the "Agreement") is entered into as of September 1, 1998 ("Effective Date") by and between Microsoft Corporation, a Washington corporation located at One Microsoft Way, Redmond, Washington 98052-6399 ("Microsoft"), and the company identified below ("Company").

                                   RECITALS

Company is the owner or authorized licensor of certain software for which Company would derive a benefit from wider distribution by Microsoft; and

Microsoft desires to license the Code from Company to distribute to end users of certain Microsoft software operating system products.

                                   AGREEMENT

In consideration of the respective rights and obligations set out below, the parties agree as follows:

1.   Definitions.
     ------------

          1.1 "Code" shall mean the Company source and object code (including, but not limited to source files of type .ASM, .C, .H, .RC, etc.) necessary to create the software described on Exhibit A, including any documentation, bug fixes, enhancements, additions, or other modifications to the Code that Company provides to Microsoft under this Agreement.

          1.2 "Derivative Technology" shall mean: (a) for copyrightable or copyrighted material, any translation (including translation into other computer languages), port, modification, correction, addition, extension, upgrade, improvement, compilation, abridgment or other form in which an existing work may be recast, transformed or adapted; (b) for patentable or patented material, any improvement thereon; and (c) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

          1.3 "MS Modified Code" shall mean the modifications made to the Code by or for Microsoft, as combined with the Code, that Microsoft provides to Company under this Agreement.

2.   License Grants.  The parties agree to the following license grants:
     --------------

          2.1  Code.  Company hereby grants to Microsoft, under all Company's
               ----
intellectual property and proprietary rights, the following worldwide, nonexclusive, perpetual, irrevocable, royalty-free, fully paid up rights: (a) make, use, reproduce, modify and create Derivative Technology of the Code; (b) publicly perform or display, import, broadcast, transmit, distribute, license, offer to sell and sell, rent, lease or lend copies of the Code and Derivative Technology thereof, and (c) sublicense to third parties the foregoing rights, including the right to sublicense to further third parties.

          2.2  Limitation on Source Code Distribution.  Notwithstanding anything
               --------------------------------------
to the contrary herein, Microsoft may only distribute the Code in source code form to third parties under the following circumstances: (a) where the source code is sublicensed to licensees of Microsoft source code as part of a Microsoft operating system product in source code form, and such sublicensee is subject to an agreement between Microsoft and such Microsoft license contains terms which protect the source code of the Code to the same extent as Microsoft source code; provided, however, that Microsoft shall exercise commercially reasonable efforts not to disclose the Code in source code form to the following companies that distribute products which are competitive to Company's products: C-Cube, Panasonic/Matsushita, and IBM; or (b) to a contractor or consultant doing work for Microsoft, and such contractor or consultant is subject to confidentiality provisions consistent with those imposed by Microsoft with respect to its own source code; or (c) to other third parties when Company has approved of such distribution in writing, and the source code is subject to a non-disclosure agreement with provisions consistent with those imposed by Microsoft with respect to its own source code.

          2.3  MS Modified Code.  Microsoft hereby grants to Company, under all
               ----------------
Microsoft's intellectual property and proprietary rights, the following worldwide, nonexclusive, perpetual, irrevocable, royalty-free, fully paid up rights: (a) make, use, reproduce, modify and create Derivative Technology of the MS Modified Code, in source and object code forms, solely for use with Microsoft operating system products; (b) publicly perform or display, import, broadcast, transmit, distribute, license, offer to sell and sell, rent, lease or lend copies of the MS Modified Code and/or Derivative Technology thereof, in source and object code forms, solely for use with Microsoft operating system products; and (c) sublicense to third parties the foregoing rights, including the right to sublicense to further third parties.

3.   No Obligation.  This Agreement is intended to provide the parties with an
     -------------
ongoing ability to exchange Code and MS Modified Code as the need or desire arises. In no event shall the license grants in Section 2 of this Agreement be construed either as an obligation on either party's part to use or distribute the Code or MS Modified Code; or as an obligation on either party's part to provide the other party with modifications a party may make to the MS Modified Code and the Code.

4.   Ownership.
     ---------

          4.1 Except as expressly licensed to Microsoft under Section 2.1, Company retains all right, title and interest in and to the Code; provided, however, that, subject to the license grant in Section 2.1 and Company's ownership of the underlying Code, Microsoft shall own all right, title and interest in and to any Derivative Technology of the Code created by or for Microsoft.

          4.2 Except as expressly licensed to Company under Section 2.3, Microsoft retains all right, title and interest in and to the MS Modified Code; provided, however, that, subject to the license grant in Section 2.3 and Microsoft's ownership of the underlying MS Modified Code, Company shall own all right, title and interest in and to any Derivative Technology of the MS Modified Code created by or for Company.

5.  Intellectual Property Warranty.  Company warrants: (a) that Company has not
    ------------------------------
granted and will not grant any rights in the Code to any third party which grant is inconsistent with the rights granted to Microsoft in this Agreement; and (b) that the Code does not infringe any patent, trade secret, copyright or other proprietary right held by a third party.

6.  Code Warranty. Company warrants that the Code as provided will be able to
    -------------
pass Microsoft's standard certification tests for Windows device support code. To the extent that any or all of the Code is not able to pass the certification tests or program errors are discovered following certification testing, Company agrees to make all reasonable efforts to correct the Code promptly upon notification of the problem by Microsoft.

7.  Support for Code.
    ----------------

          7.1   End User Support.  Company shall be responsible for providing
                ----------------
end user support, either directly or indirectly (e.g., through OEM distribution or a reputable third party technical support provider) for the Code and for all MS Modified Code. Upon Microsoft's request, Company shall also assist Microsoft as reasonably necessary to support third parties that have received the Code and MS Modified Code from Microsoft.

          7.2   Development Support.  For a period of five (5) years from the
                -------------------
Effective Date, Company shall provide to Microsoft the following development support for the Code: (a) maintain contacts at Company to assist Microsoft developers in supporting the Code; (b) deliver corrections and enhancements to the Code, in beta and final forms, no later than they are provided to any other customers; and (c) use commercially reasonable efforts to correct promptly all errors or defects in the Code reported by Microsoft and deliver such corrections to Microsoft.

8.  Independent Development.  Nothing in this Agreement shall impair
    -----------------------
Microsoft's right to acquire, license, develop for itself, or have others develop for it, similar technology performing the same or similar functions as the Code, or to market and distribute such similar technology in addition to, or in lieu of, the Code.

9.  Limitation of Liabilities.  NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT,
    -------------------------
INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS PROVISION SHALL HAVE NO APPLICATION TO SECTION 5.

10. Indemnification.
    ---------------

          10.1  Indemnification.  Company shall, at its expense and Microsoft's
                ---------------
request, defend any claim or action brought against Microsoft, and Microsoft's affiliates, directors, officers, employees, agents and independent contractors, to the extent it is based upon a claim that, if true, would constitute a breach of any Company obligation or warranty under this Agreement ("Company Claims"); and Company will indemnify and hold Microsoft harmless from and against any costs, damages and fees reasonably incurred by Microsoft, including but not limited to fees of attorneys and other professionals, that are attributable to such Company Claims. For claims or actions the defense of which is tendered to Company under this Section 10, Microsoft shall: (a) provide Company reasonably prompt notice in writing of any such Company Claims and permit Company, through counsel chosen by Company and reasonably acceptable to Microsoft, to answer and defend such Company Claims; and (b) provide Company information, assistance and authority, at Company's expense, to help Company to defend such Company Claims. With regard to any claim or action the defense of which is tendered to Company under this Section 10, Company will not be responsible for any settlement made by Microsoft without Company's written permission, which permission will not be unreasonably conditioned, withheld or delayed. Microsoft shall have the right, at its option and expense, to retain its own counsel and to participate in such defense.

          10.2  Settlement of Claim.  Company may not settle any Company Claim
                -------------------
under this Section 10 on Microsoft's behalf without first obtaining Microsoft's written permission, which permission will not be unreasonably withheld or delayed. In the event Microsoft and Company agree to settle a Company Claim, Company agrees not to publicize the settlement without first obtaining Microsoft's written permission, which permission will not be unreasonably withheld or delayed.

11.  Government Restricted Rights.  Any Code or MS Modified Code which either
     ----------------------------
party distributes or licenses to or on behalf of the United States of America, its agencies and/or instrumentalities (the "Government"), are provided with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restriction as set forth in subparagraph (c)(1)(ii) of the rights in Technical Data and Computer Software clause at DFAR 252.227-7013, or as set forth in the particular department or agency regulations or rules which provide protection equivalent to or greater than the above-cited clause. Both parties shall comply with any requirements of the Government to obtain such RESTRICTED RIGHTS protection, including without limitation, the placement of any restrictive legends on the software, documentation, and any license agreement used in connection with the distribution thereof.

12.  Export Restrictions.  Both parties agree that the Code and MS Modified Code
     -------------------
are subject to the export control laws and regulations of the United States, and any amendments thereof. Each party confirms that with respect to the Code and MS Modified Code it will not export or re-export it, directly or indirectly, either to (a) any countries that are subject to United States export restrictions (currently including, but not necessarily limited to, Cuba, Sudan, Iran, Iraq, Libya, North Korea, and Syria); (b) any end user who a party knows or has reason to know will utilize the Code or MS Modified Code in the design, development or production of nuclear, chemical or biological weapons; or (c) any end user who has been prohibited from participating in the United States export transactions by any federal agency of the United States government. Each party further acknowledges that the Code and MS Modified Code may include technical data subject to export and re-export restrictions imposed by United States law.

13.  General.
     -------

          13.1  Governing Law; Attorneys' Fees.  This Agreement shall be
                ------------------------------
construed and controlled by the laws of the State of Washington, and Company consents to exclusive jurisdiction and venue in the federal courts sitting in King County, Washington, unless no federal subject matter jurisdiction exists, in which case Company consents to exclusive jurisdiction and venue in the Superior Court of King County, Washington. Company waives all defenses of lack of personal jurisdiction and forum nonconveniens. Process may be served on either party in the manner authorized by applicable law or court rule. If either Microsoft or Company employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

          13.2  Relationship between Parties.  Company is an independent
                ----------------------------
contractor with Microsoft. Nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, a franchise, or a joint venture between the parties.

          13.3  Severability.  If for any reason a court of competent
                ------------
jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

          13.4  No Waiver.  No failure or delay on the part of either party in
                ---------
the exercise of any right, power or remedy under this Agreement or under law, or to insist upon or enforce performance by the other party of any of the provisions of this Agreement or under law, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy; rather the provision, right, or remedy shall be and remain in full force and effect.

          13.5  Entire Agreement; Amendments.  This Agreement constitutes the
                ----------------------------
entire agreement between the parties with respect to the subject matter contemplated herein, and merges all prior and contemporaneous communications. The Agreement shall not be modified except by a written amendment to this Agreement dated subsequent to the Effective Date and signed by duly authorized representatives of both parties.

          IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date.


MICROSOFT CORPORATION                      QUADRANT INTERNATIONAL
One Microsoft Way                          1 Great Valley Parkway
Redmond, WA 98052-6399                     Malvern, PA 19355

Signature: __________________________      Signature: /s/  Michael R. Harris
                                                      --------------------------
Name (Print): _______________________      Name (Print): Michael R. Harris
                                                         -----------------------
Title: ______________________________      Title:  Chief Technology Officer
                                                   -----------------------------